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                                  Exhibit 99

                            JOINT FILING AGREEMENT

  As required by Rule 13d-1(f) of the General Rules and Regulations under the Securities Exchange Act of 1934, we hereby agree that the statement on Schedule 13D to which this Agreement is an Exhibit is filed on behalf of each of us.

  IN WITNESS WHEREOF, this Agreement has been executed on behalf of each of us as of May 15, 1997.


May 15, 1997                            /s/ Michelle Mauldin
                                       ----------------------------------
                                       Michelle Mauldin


May 15, 1997                            /s/ Michael Mauldin
                                       ----------------------------------
                                       Michael Mauldin